Exhibit 10.24

DDR CORP.

2013 VALUE SHARING EQUITY PROGRAM

This DDR Corp. 2013 Value Sharing Equity Program (the “2013 VSEP”) is established as of January 1, 2013 by DDR Corp., an Ohio corporation (the “Company”). Capitalized terms used herein without definitions shall have the meanings given to those terms in the 2012 Equity Plan.

The 2013 VSEP is designed to allow the Company to reward its officers for successful efforts in helping the Company achieve superior financial performance based upon (1) increases in the Company’s adjusted market capitalization over pre-established periods of time and (2) increases in relative total shareholder return of the Company compared to the performance of the NAREIT Index (as defined below). Effective as of the date first written above (the “Effective Date”), the 2013 VSEP is hereby established on the following terms and subject to the following conditions:

1. Operation Under 2012 Equity Plan. The 2013 VSEP is adopted to operate pursuant to the 2012 Equity Plan and is subject to the terms and conditions set forth herein and in the 2012 Equity Plan. In the event of any inconsistency between the 2012 Equity Plan and the 2013 VSEP, the terms and conditions set forth in the 2012 Equity Plan shall control.

2. Administration.

(a) The 2013 VSEP will be administered by the Committee. The Committee shall have full power to interpret and administer the 2013 VSEP.

(b) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2013 VSEP as it shall, from time to time, deem advisable; to interpret the terms and provisions of the 2013 VSEP and any Award issued under the 2013 VSEP (and any agreements or amendments relating thereto); to direct Eligible Employees or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the 2013 VSEP.

(c) Any interpretation or administration of the 2013 VSEP by the Committee, and all actions and determinations of or at the direction of the Committee, shall be final, binding and conclusive on the Company, its shareholders, subsidiaries, affiliates, all Participants and Eligible Employees, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the 2013 VSEP.

3. Definitions. As used herein:

“2012 Equity Plan” means the Company’s 2012 Equity and Incentive Compensation Plan (as may be amended, modified or supplemented from time to time), or any plan(s) determined by the Committee to be the successor thereto.

“2013 VSEP” has the meaning set forth in the preamble hereof.

“Absolute Performance Award” means an award that entitles the Participant to earn Absolute Performance Award Shares as determined in accordance with the terms and provisions of the 2013 VSEP based upon increases in the Company’s adjusted market capitalization over pre-established periods of time.

“Absolute Performance Award Shares” means, for each applicable Measurement Period, the number of Common Shares earned by a Participant for such Measurement Period pursuant to the Absolute Performance Award, which Absolute Performance Award Shares may be subject to the additional time-based vesting requirements as provided in Section 8 hereof and the remainder of this 2013 VSEP.

“Absolute Performance Award Value Created” means, for each applicable Measurement Period, an aggregate amount equal to (a) the Market Capitalization minus (b) the Initial Market Capitalization minus (c) the Equity Raised (if, during any Measurement Period, the Company issues Additional Common Shares) plus (d) the Equity Repurchased (if, during any Measurement Period, the Company repurchases Common Shares).

“Absolute Performance Award Value Sharing Opportunity” means a percentage established for each Participant by the Committee or the Company under the 2013 VSEP for Absolute Performance Award Shares and communicated in writing to the Participant by the Company promptly after the Effective Date. As of the Effective Date, the aggregate amount of the Absolute Performance Award Value Sharing Opportunities for all Participants equals 1.4133%.

“Absolute Performance Award Vesting Schedule” has the meaning set forth in Section 8(b) hereof.

“Additional Common Shares” means, for each applicable Measurement Period, the aggregate number of Common Shares equal to the excess, if any, of (a) the Ending Shares Outstanding minus (b) the Starting Shares Outstanding; provided, that the number of Additional Common Shares will not be less than zero.

“Award” means the Absolute Performance Award together with the Relative Performance Award.

“Cause” means, unless otherwise provided by the Committee (in order of applicability) (a) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) conviction of the Participant for committing a felony under federal law or in the law of the state in which such action occurred; (ii) dishonesty in the course of fulfilling the Participant’s employment duties; (iii) willful and deliberate failure on the part of the Participant to perform the Participant’s employment duties in any material respect; or (iv) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

“Change in Control” means the occurrence of any of the following:

(a) consummation of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;

(b) any person or other entity (other than the Company or a subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Common Shares (or securities convertible into Common Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board; or

(c) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board; provided, that any person becoming a director of the Company during such two-year period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors who at the beginning of such period constituted the entire Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee of the Company for director), but excluding for this purpose any person whose initial assumption of office as a director of the Company occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, the corporation, partnership, group, associate or other entity or person other than the Board, shall be, for purposes of this definition, considered as though such person was a member of the Board at the beginning of such period.

“Change in Control Measurement Date” means the date upon which a Change in Control first occurs.

“Company” has the meaning set forth in the preamble hereof.

“Disabled” means the Participant has qualified for long-term disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

“Dividend Adjusted Equity Repurchased” means a value equal to the sum of the following amounts calculated for each repurchase of Common Shares by the Company during the period between and including the Effective Date and the Final Measurement Date: the product of (a) the number of such repurchased Common Shares multiplied by (b) the Dividend Adjusted Share Price for the date on which the Company repurchased such Common Shares.

“Dividend Adjusted Share Price” means the Market Value per Share as of the Final Measurement Date (or, if earlier, a Change in Control Measurement Date), adjusted to account for the reinvestment of dividends on the Common Shares between and including January 1, 2013 and the Final Measurement Date (or, if earlier, a Change in Control Measurement Date), as disclosed through Bloomberg (or such other source reasonably determined by the Committee).

“Effective Date” has the meaning set forth in the preamble hereof.

“Eligible Employees” means the employees of the Company.

“Ending NAREIT Index Price” means the share price that would result if the Starting Share Price had been hypothetically invested in the NAREIT Index at the Starting NAREIT Index Value through the Final Measurement Date (utilizing the Ending NAREIT Index Value to quantify the return).

“Ending NAREIT Index Value” means the NAREIT Index Value for December 31, 2015 (or for the Change in Control Measurement Date, if earlier).

“Ending Share Price” means the average Share Price for a Common Share for the five-trading-day period ending on the applicable Measurement Date (subject to, for purposes of Absolute Performance Awards, a maximum Ending Share Price for any Measurement Date equal to, as determined by the Committee, the Starting Share Price increased by a compound annual growth rate for the period between and including January 1, 2013 and December 31, 2015 of 8.0% per year (such maximum Ending Share Price, the “Maximum Ending Share Price”), which Maximum Ending Share Price will be determined immediately after the Effective Date).

“Ending Shares Outstanding” means the aggregate number of Common Shares issued and outstanding, plus the aggregate number of Common Shares for which the OP Units are then exchangeable, as of the applicable Measurement Date.

“Equity Raised” means an amount equal to the sum of the aggregate gross value received by the Company during the period between the Effective Date through and including the applicable Measurement Date pursuant to (a) the issuance of Additional Common Shares, (b) the exercise of any warrants representing the right to purchase Common Shares and (c) the conversion of any Company convertible debt into Company equity (with such Company convertible debt calculated for purposes of this definition at face value).

“Equity Repurchased” means the aggregate amount paid by the Company during the period between the Effective Date through and including the applicable Measurement Date for the repurchase of Common Shares by the Company.

“Final Measurement Date” means the earlier of a Change in Control Measurement Date and December 31, 2015.

“Final Measurement Period” has the meaning set forth in the definition of Measurement Period.

“First Measurement Date” means December 31, 2013.

“First Measurement Period” has the meaning set forth in the definition of Measurement Period.

“Fourth Measurement Date” means June 30, 2015.

“Fourth Measurement Period” has the meaning set forth in the definition of Measurement Period.

“Gross Absolute Performance Award Shares” means, for each applicable Measurement Period, a number of Absolute Performance Award Shares (rounded up to the nearest whole number of Absolute Performance Award Shares that is evenly divisible by five) equal to the quotient of (a) the applicable Participant’s Share of Absolute Performance Award Value Created divided by (b) the Ending Share Price on the applicable Measurement Date for such Measurement Period.

“Individual Agreement” means an employment or similar agreement between a Participant and the Company.

“Initial Market Capitalization” means a value equal to the product of (a) the Starting Shares Outstanding multiplied by (b) the Starting Share Price.

“Market Capitalization” means, with respect to an applicable Measurement Date, a value equal to the product of (a) the Ending Shares Outstanding multiplied by (b) the Ending Share Price.

“Maximum Ending Share Price” has the meaning set forth in the definition herein of Ending Share Price.

“Measurement Date” means, for each applicable Measurement Period, the earlier of the Change in Control Measurement Date or, as applicable, (a) the First Measurement Date, (b) the Second Measurement Date, (c) the Third Measurement Date, (d) the Fourth Measurement Date, or (e) the Final Measurement Date.

“Measurement Period” means each of the following periods: (a) the period commencing on the Effective Date and ending on the First Measurement Date (or the Change in Control Measurement Date, if applicable) (the “First Measurement Period”); (b) the period commencing on the first day immediately subsequent to the First Measurement Date and ending on the Second Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Second Measurement Period”); (c) the period commencing on the first day immediately subsequent to the Second Measurement Date and ending on the Third Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Third Measurement Period”); (d) the period commencing on the first day immediately subsequent to the Third Measurement Date and ending on the Fourth Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Fourth Measurement Period”); and (e) the period commencing on the first day immediately subsequent to the Fourth Measurement Date and ending on the Final Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Final Measurement Period”). For purposes of this 2013 VSEP, the one-year period between and including January 1, 2013 and December 31, 2013 is intended to constitute, for each and every Measurement Period, the minimum one-year earning period for performance-based awards for both the Absolute Performance Awards and Relative Performance Awards under the 2012 Equity Plan.

“NAREIT” means the National Association of Real Estate Investment Trusts.

“NAREIT Equity Repurchased” means a value equal to the sum of the following amounts calculated for each repurchase of Common Shares by the Company during the period between and including the Effective Date and the Final Measurement Date: the product of (a) the quotient of (i) Equity Repurchased divided by (ii) the Share Price for the date on which the Company repurchased such Common Shares multiplied by (b) the share price that would result if the Starting Share Price had been hypothetically invested in the NAREIT Index at the Starting NAREIT Index Value through the date on which the Company repurchased such Common Shares.

“NAREIT Index” means the FTSE NAREIT Equity REITs Total Return Index for the FTSE International Limited NAREIT U.S. Real Estate Index Series (or, if at any time such index ceases to exist, any other index reasonably determined by the Committee to be an appropriate substitute therefor).

“NAREIT Index Value” means, for any particular day, the daily index value reported for the NAREIT Index.

“Notice of Award” means an agreement between the Company and a Participant substantially in the form of Exhibit B attached hereto, with such other terms and provisions as the Committee may determine from time to time.

“OP Units” means the operating partnership minority interests in the Company.

“Participant” means an Eligible Employee determined by the Committee to participate under the 2013 VSEP.

“Pro Rata Gross Absolute Performance Award Shares” means, for each applicable Measurement Period, a number of Absolute Performance Award Shares (rounded up to the nearest whole number of Absolute Performance Award Shares that is evenly divisible by five) equal to the product of (a)(i) the Gross Absolute Performance Award Shares minus (ii) the number of Absolute Performance Award Shares, if any, previously earned by the Participant under the 2013 VSEP, multiplied by (b) a fraction, the numerator of which equals the number of days in the Measurement Period through and including the date of the Participant’s death or Disability or the date on which the Participant’s employment with the Company is terminated without Cause, as applicable, and the denominator of which equals the total number of days in the Measurement Period.

“Relative Performance Award” means an award that entitles the Participant to earn Common Shares as determined in accordance with the terms and provisions of the 2013 VSEP based upon increases in relative total shareholder return of the Company compared to the performance of the NAREIT Index.

“Relative Performance Award Company Market Capitalization” means a value equal to the sum of: (a) an amount equal to the result of an investment of the Initial Market Capitalization in the Company’s Common Shares through the Final Measurement Date, with the return on such investment measured by the change in value of the Starting Share Price as compared to the

Dividend Adjusted Share Price on the Final Measurement Date; plus (b) the sum of the following amounts calculated for each issuance of Common Shares by the Company during the period between and including the Effective Date and the Final Measurement Date: an amount equal to the result of the investment of the Equity Raised by each such issuance in the Company’s Common Shares from the date of issuance through the Final Measurement Date, with the return on such investment measured by the change in value of the Dividend Adjusted Share Price on the date on which such Common Shares were issued and the Dividend Adjusted Share Price on the Final Measurement Date; plus (c) the Dividend Adjusted Equity Repurchased; minus (d) the value of the product of (i) the aggregate number of Common Shares repurchased beginning on the Effective Date through and including the Final Measurement Date multiplied by (ii) the Dividend Adjusted Share Price on the Final Measurement Date.

“Relative Performance Award NAREIT Index Market Capitalization” means a value equal to the sum of: (a) an amount equal to the result of a hypothetical investment of the Initial Market Capitalization in the NAREIT Index through the Final Measurement Date, with the return on such investment measured by the change in the Starting NAREIT Index Value as compared to the Ending NAREIT Index Value; plus (b) the sum of the following amounts calculated for each issuance of Common Shares by the Company during the period between and including the Effective Date and the Final Measurement Date: an amount equal to the result of the hypothetical investment of the Equity Raised by each such issuance in the NAREIT Index from the date of issuance through the Final Measurement Date, with the return on such investment measured by the change in the NAREIT Index Value on the date on which such Common Shares were issued and the Ending NAREIT Index Value; plus (c) the NAREIT Equity Repurchased; minus (d) the value of the product of (i) the aggregate number of Common Shares repurchased beginning on the Effective Date through and including the Final Measurement Date multiplied by (ii) the Ending NAREIT Index Price; provided, that, solely for purposes of this definition, the Ending NAREIT Index Value will be no less than the Starting NAREIT Index Value.

“Relative Performance Award Shares” means the number of Common Shares earned by a Participant under the 2013 VSEP pursuant to the Relative Performance Award, which Relative Performance Award Shares may be subject to the additional time-based vesting requirements as provided in Section 9 hereof and the remainder of this 2013 VSEP.

“Relative Performance Award Value Created” means the difference in market capitalization on the Final Measurement Date determined by subtracting (b) from (a), where (a) equals Relative Performance Award Company Market Capitalization and where (b) equals the Relative Performance Award NAREIT Index Capitalization.

“Relative Performance Award Value Sharing Opportunity” means a percentage established for each Participant by the Committee or the Company under the 2013 VSEP for Relative Performance Award Shares and communicated in writing to the Participant by the Company promptly after the Effective Date. As of the Effective Date, the aggregate amount of the Relative Performance Award Value Sharing Opportunities for all Participants equals 1.9337%.

“Relative Performance Award Vesting Schedule” has the meaning set forth in Section 9(d) hereof.

“Retention Restrictions” has the meaning set forth in Section 8(b) hereof.

“Second Measurement Date” means June 30, 2014.

“Second Measurement Period” has the meaning set forth in the definition of Measurement Period.

“Share of Absolute Performance Award Value Created” means, for each Participant: (a) for the First Measurement Period, a value equal to the product of (1) Absolute Performance Award Value Created and (2) two-sixths of the Participant’s Absolute Performance Award Value Sharing Opportunity; (b) for the Second Measurement Period, a value equal to the product of (1) Absolute Performance Award Value Created and (2) three-sixths of the Participant’s Absolute Performance Award Value Sharing Opportunity; (c) for the Third Measurement Period, a value equal to the product of (1) Absolute Performance Award Value Created and (2) four-sixths of the Participant’s Absolute Performance Award Value Sharing Opportunity; (d) for the Fourth Measurement Period, a value equal to the product of (1) Absolute Performance Award Value Created and (2) five-sixths of the Participant’s Absolute Performance Award Value Sharing Opportunity; and (e) for the Final Measurement Period, a value equal to the product of (1) Absolute Performance Award Value Created and (2) the Participant’s Absolute Performance Award Value Sharing Opportunity; provided, that each Participant’s aggregate Share of Absolute Performance Award Value Created earned for all Measurement Periods under the 2013 VSEP will be limited to a maximum U.S. dollar amount communicated in writing to the Participant by the Company promptly after the Effective Date, and the total aggregate amount of Share of Absolute Performance Award Value Created for all Participants for all Measurement Periods under the 2013 VSEP will be limited to $18.0 million; further provided, that in the event of a Change in Control, each Participant’s Share of Absolute Performance Award Value Created shall be deemed for purposes of this definition to be a value equal to the product of (1) Absolute Performance Award Value Created and (2) the Participant’s Absolute Performance Award Value Sharing Opportunity.

“Share of Relative Performance Award Value Created” means, for each Participant, a value equal to the product of (1) Relative Performance Award Value Created and (2) the Participant’s Relative Performance Award Value Sharing Opportunity; provided, that each Participant’s Share of Relative Performance Award Value Created will be limited to a maximum U.S. dollar amount communicated in writing to the Participant by the Company promptly after the Effective Date, and the total aggregate amount of Share of Relative Performance Award Value Created for all Participants under the 2013 VSEP will be limited to $36.0 million.

“Share Price” means Market Value per Share.

“Starting NAREIT Index Value” means the NAREIT Index Value for December 31, 2012.

“Starting Share Price” means the average Share Price for a Common Share for the five-trading-day period ended on December 31, 2012.

“Starting Shares Outstanding” means the aggregate number of Common Shares issued and outstanding, plus the aggregate number of Common Shares for which the OP Units are then exchangeable, as of the Effective Date.

“Third Measurement Date” means December 31, 2014.

“Third Measurement Period” has the meaning set forth in the definition of Measurement Period.

4. Participants and Value Sharing Opportunities. The Committee has determined that, as of the Effective Date, certain Eligible Employees serving in the positions listed on Exhibit A shall be Participants in the 2013 VSEP. Each such Participant’s participation in the 2013 VSEP and his or her respective Absolute Performance Award Value Sharing Opportunity and Relative Performance Award Value Sharing Opportunity under the 2013 VSEP will be communicated in writing to the Participant by the Company promptly after the Effective Date.

5. Awards; Notices of Award. The 2013 VSEP will effectuate a grant by the Committee, as of the Effective Date, of an Absolute Performance Award and a Relative Performance Award to each Participant. In order to participate in the 2013 VSEP and receive an Award, each Participant must execute and deliver to the Company a Notice of Award, which Notice of Award in conjunction with the 2013 VSEP may constitute the Evidence of Award required under the 2012 Equity Plan. Each Notice of Award and each Award will be subject to the terms of the 2013 VSEP and the 2012 Equity Plan. In no event will an Award result in Participants being granted Absolute Performance Award Shares and/or Relative Performance Award Shares in excess of the applicable award limits set forth in the 2012 Equity Plan.

6. Determining Earned Absolute Performance Award Shares. With respect to each applicable Measurement Period, each Participant shall earn as of the applicable Measurement Date a number of Absolute Performance Award Shares equal to the excess, if any, of (a) the Gross Absolute Performance Award Shares minus (b) the number of Absolute Performance Award Shares, if any, previously earned by the Participant under the 2013 VSEP; provided, that the number of Absolute Performance Award Shares in each case will not be less than zero.

7. Effect of Certain Events During a Measurement Period on Earning of Absolute Performance Award Shares. For each Measurement Period, if any of the following events occurs during the Measurement Period, then, with respect to such Measurement Period, Participants shall not earn Absolute Performance Award Shares pursuant to Section 6 hereof, but shall instead earn a number of Absolute Performance Award Shares as determined pursuant to this Section 7 as follows:

(a) If, during the Measurement Period, a Participant shall die or become Disabled, or the Participant’s employment with the Company is terminated by the Company without Cause, then (i) the Participant shall earn a number of Absolute Performance Award Shares equal to the Pro Rata Gross Absolute Performance Award Shares; provided, that the number of Pro Rata Gross Absolute Performance Award Shares will not be less than zero, and (ii) the Participant shall immediately, as of the date of such death, Disability or termination of employment, forfeit any and all rights to receive Absolute Performance Award Shares with respect to any and all subsequent Measurement Periods under the 2013 VSEP. Absolute Performance Award Shares that are earned in accordance with this Section 7(a) will be issued as provided for in Section 8.

(b) If, during the Measurement Period, a Participant’s employment with the Company is terminated for Cause or the Participant voluntarily terminates his or her employment with the Company for any reason, then (i) the Participant shall immediately, as of the date of such termination of employment, forfeit any and all rights to earn Absolute Performance Award Shares with respect to such Measurement Period and any and all subsequent Measurement Periods under the 2013 VSEP, and (ii) any and all rights the Participant had, or may have had, under the 2013 VSEP will immediately, as of the date of such termination of employment, be forfeited without further action.

(c) If, during the Measurement Period, a Change in Control occurs, then (i) except to the extent a Replacement Award is provided to the Participant, the Participant shall earn as of the Change in Control Measurement Date a number of Absolute Performance Award Shares equal to the excess, if any, of (a) the Gross Absolute Performance Award Shares minus (b) the number of Absolute Performance Award Shares, if any, previously earned by the Participant under the 2013 VSEP; provided, that the number of Absolute Performance Award Shares in each case will not be less than zero, and (ii) all Participants shall immediately, as of the date of such Change in Control, forfeit any and all rights to earn any Absolute Performance Award Shares with respect to any and all subsequent Measurement Periods under the 2013 VSEP. Absolute Performance Award Shares that are earned in accordance with this Section 7(c) will be issued as provided for in Section 8.

For purposes of Section 7(c), a “Replacement Award” means a performance-based award (A) that entitles the Participant to earn Common Shares for the remaining Measurement Periods in a manner substantially equivalent to that provided for under the 2013 VSEP, (B) that has a value at least equal to the value of the remaining unearned portion of the Absolute Performance Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control), (D) the tax consequences of which, under the Code, if the Participant is subject to U.S. federal income tax under the Code, are not less favorable to the Participant than the tax consequences of the remaining unearned portion of the Absolute Performance Award, (E) that vests upon a termination of the Participant’s employment with the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control) for Good Reason by the Participant or without Cause by such employer within a period of two years after the Change in Control based on actual performance through the date of such termination, and (F) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the remaining unearned portion of the Absolute Performance Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Absolute Performance Award (or any portions thereof) or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Absolute Performance Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this second paragraph of Section 7(c) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

For purposes of Section 7(c), “Cause” will be defined not less favorably with respect to the Participant than as such term is defined herein, and “Good Reason” will be defined to mean: a material reduction in the nature or scope of the responsibilities, authorities or duties of the Participant attached to the Participant’s position held immediately prior to the Change in Control; a change of more than 50 miles in the location of the Participant’s principal office immediately prior to the Change in Control; or a material reduction in the Participant’s remuneration upon or after the Change in Control; provided, that no later than 90 days following an event constituting Good Reason the Participant gives notice to the Company or its successor following the Change in Control of the occurrence of such event and such entity fails to cure the event within 30 days following the receipt of such notice.

8. Settlement of Absolute Performance Awards; Additional Time-Based Vesting Requirements for Absolute Performance Award Shares.

(a) The Company will issue to each Participant (or to the estate, guardian or beneficiary of the Participant, as the case may be) any Absolute Performance Award Shares earned by the Participant pursuant to an Absolute Performance Award not later than 10 days after the applicable Measurement Date.

(b) Unless otherwise determined by the Committee or as provided for in this 2013 VSEP, any Absolute Performance Award Shares earned by a Participant under the 2013 VSEP and issued pursuant to Section 8(a) will be subject to both substantial risk of forfeiture and transfer restrictions (together, the “Retention Restrictions”), which Retention Restrictions will lapse on such Absolute Performance Award Shares in 20% annual increments beginning on the applicable Measurement Date for such earned Absolute Performance Award Shares and on each of the first four anniversaries of such date (the “Absolute Performance Award Vesting Schedule”); provided, that to the extent that any Absolute Performance Award Shares have been earned as a result of the Participant’s death or Disability pursuant to Section 7(a) or due to the occurrence of a Change in Control pursuant to Section 7(c), the Retention Restrictions described in this Section 8(b) shall not apply to such Absolute Performance Award Shares.

(c) Subject to Section 11, during the Absolute Performance Award Vesting Schedule, the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber any Absolute Performance Award Shares that remain subject to Retention Restrictions. In addition:

(i)	If a Participant’s employment with the Company terminates by reason of death or due to the Participant becoming Disabled during the Absolute Performance Award Vesting Schedule, any remaining Retention Restrictions will immediately lapse with respect to any Absolute Performance Award Shares that are then held by the Participant.

(ii)	Unless otherwise determined by the Committee or as provided for in an Individual Agreement, if a Participant’s employment with the Company is terminated without Cause during the Absolute Performance Award Vesting Schedule, any Absolute Performance Award Shares that are then held by the Participant and remain subject to Retention Restrictions will immediately become nonforfeitable, but the applicable transfer restrictions under the Retention Restrictions shall continue to lapse according to the Absolute Performance Award Vesting Schedule.

(iii)	Unless otherwise determined by the Committee or as provided for in an Individual Agreement, if a Participant’s employment with the Company terminates during the Absolute Performance Award Vesting Schedule for any reason other than due to death, due to the Participant becoming Disabled or due to the Participant’s employment with the Company being terminated without Cause during the Absolute Performance Award Vesting Schedule, any Absolute Performance Award Shares that are then held by the Participant and remain subject to Retention Restrictions will immediately be forfeited without any further action.

(d) Except to the extent provided by Section 409A of the Code and as permitted by the Company, no Common Shares may be issued to the Participant with respect to an Absolute Performance Award at a time earlier than otherwise expressly provided in the 2013 VSEP.

(e) The Company’s obligations to any Participant with respect to his or her Absolute Performance Award will be satisfied in full upon the issuance of any earned Absolute Performance Award Shares corresponding to the Absolute Performance Award or otherwise upon the settlement of such Absolute Performance Award pursuant to this Section 8.

9. Determining Earned Relative Performance Award Shares. If, as of the Final Measurement Date (or, if earlier, a Change in Control Measurement Date), the Ending Share Price is less than the Maximum Ending Share Price, then no Relative Performance Award Shares will be earned by any Participant. If, as of the Final Measurement Date (or, if earlier, a Change in Control Measurement Date), the Ending Share Price equals or exceeds the Maximum Ending Share Price, then:

(a) If the Relative Performance Award NAREIT Index Market Capitalization is equal to or exceeds the Relative Performance Award Company Market Capitalization, then no Relative Performance Award Shares will be earned by any Participant.

(b) If Relative Performance Award Company Market Capitalization exceeds the Relative Performance Award NAREIT Index Market Capitalization, then each Participant who is still employed by the Company at that time shall earn as of the Final Measurement Date (or, if earlier, a Change in Control Measurement Date) a number of Relative Performance Award Shares (rounded up to the nearest whole number of Relative Performance Award Shares that is evenly divisible by five) equal to the quotient of (i) the applicable Participant’s Share of Relative Performance Award Value Created divided by (ii) the Ending Share Price on the Final Measurement Date (or, if earlier, a Change in Control Measurement Date); provided, that the number of Relative Performance Award Shares in each case will not be less than zero.

(c) The Company will issue to each Participant any Relative Performance Award Shares earned by the Participant pursuant to a Relative Performance Award not later than 10 days after the Final Measurement Date (or, if earlier, a Change in Control Measurement Date).

(d) Unless otherwise determined by the Committee or as provided for in this 2013 VSEP, any Relative Performance Award Shares earned by a Participant under the 2013 VSEP and issued pursuant to Section 9(c) will be subject to Retention Restrictions, which Retention Restrictions will lapse on such Relative Performance Award Shares in 20% annual increments beginning on the Final Measurement Date and on each of the first four anniversaries of such date (the “Relative Performance Award Vesting Schedule”); provided, that to the extent that any Relative Performance Award Shares have been earned in connection with the occurrence of a Change in Control, the Retention Restrictions described in this Section 9(d) shall not apply to such Relative Performance Award Shares.

(e) Subject to Section 11, during the Relative Performance Award Vesting Schedule, the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber any Relative Performance Award Shares that remain subject to Retention Restrictions. In addition:

(i)	If a Participant’s employment with the Company terminates by reason of death or due to the Participant becoming Disabled during the Relative Performance Award Vesting Schedule, any remaining Retention Restrictions will immediately lapse with respect to any Relative Performance Award Shares that are then held by the Participant.

(ii)	Unless otherwise determined by the Committee or as provided for in an Individual Agreement, if a Participant’s employment with the Company is terminated without Cause during the Relative Performance Award Vesting Schedule, any Relative Performance Award Shares that are then held by the Participant and remain subject to Retention Restrictions will immediately become nonforfeitable, but the applicable transfer restrictions under the Retention Restrictions shall continue to lapse according to the Relative Performance Award Vesting Schedule.

(iii)	Unless otherwise determined by the Committee or as provided for in an Individual Agreement, if a Participant’s employment with the Company terminates during the Relative Performance Award Vesting Schedule for any reason other than due to death, due to the Participant becoming Disabled or due to the Participant’s employment with the Company being terminated without Cause during the Relative Performance Award Vesting Schedule, any Relative Performance Award Shares that are then held by the Participant and remain subject to Retention Restrictions will immediately be forfeited without any further action.

(f) Except to the extent provided by Section 409A of the Code and as permitted by the Company, no Common Shares may be issued to the Participant with respect to a

Relative Performance Award at a time earlier than otherwise expressly provided in the 2013 VSEP.

(g) The Company’s obligations to any Participant with respect to his or her Relative Performance Award will be satisfied in full upon the issuance of any earned Relative Performance Award Shares corresponding to the Relative Performance Award or otherwise upon the settlement of such Relative Performance Award pursuant to this Section 9.

10. Shareholder Rights and Restrictions.

(a) No Participant shall have any rights as a shareholder of the Company (including, without limitation, the right to receive dividends or dividend equivalents or exercise voting rights) with respect to an Award or any Absolute Performance Award Shares or Relative Performance Award Shares until any earned Absolute Performance Award Shares or Relative Performance Award Shares are issued.

(b) Absolute Performance Awards and Relative Performance Awards shall be subject to the terms and conditions set forth in the Notice of Award relating to such Absolute Performance Awards and Relative Performance Awards, and Absolute Performance Award Shares and Relative Performance Award Shares shall be subject to the terms and conditions set forth in any Evidences of Award or other documents prepared by the Company and relating to such Absolute Performance Award Shares and Relative Performance Award Shares.

(c) The obligations of the Company under this 2013 VSEP will be merely that of an unfunded and unsecured promise of the Company to deliver Absolute Performance Award Shares and/or Relative Performance Award Shares in the future, and the rights of a Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this 2013 VSEP.

11. Transferability. Except as otherwise determined by the Committee or as permitted under the 2012 Equity Plan, Awards and Absolute Performance Award Shares and Relative Performance Award Shares subject to Retention Restrictions will not be assignable or transferable by any Participant; provided, however, that no provision in the 2013 VSEP will prevent the transfer of an Award, any Absolute Performance Award Shares or any Relative Performance Award Shares by will or the laws of descent and distribution in the event of the death of the Participant.

12. Section 409A of the Code.

(a) To the extent applicable, it is intended that this 2013 VSEP and any grants made hereunder comply with or will be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This 2013 VSEP and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this 2013 VSEP to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this 2013 VSEP and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this 2013 VSEP and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of this 2013 VSEP and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this 2013 VSEP and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this 2013 VSEP and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

13. Interpretation. Any reference in the 2013 VSEP to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service.

14. No Employment Rights. None of participation in the 2013 VSEP, the grant of any Award and the payment of any Absolute Performance Award Shares or Relative Performance Award Shares will confer upon any Participant any right with respect to continuance of employment by the Company.

15. Severability. In the event that one or more of the provisions of the 2013 VSEP shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. Adjustments, Etc. In the event of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make such substitutions or adjustments, if any, as are deemed necessary or equitable in its sole discretion to preserve the intent of this 2013 VSEP and to avoid any unintended windfalls or hardships with respect to the number or valuation of Awards, Absolute Performance Award Shares or Relative Performance Award Shares.

17. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the 2013 VSEP, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Common Shares required to be issued or delivered to the Participant or otherwise vesting, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the applicable amount is to be included in the Participant’s income. In no event will the Market Value per Share of the Common Shares to be withheld or delivered pursuant to this Section 17 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.

18. Inability to Issue Common Shares Under 2012 Equity Plan. Notwithstanding the other provisions of this 2013 VSEP, only if and to the extent any Participant’s earned Absolute Performance Award Shares or earned Relative Performance Award Shares are unable to be issued under the 2012 Equity Plan, the Committee may then take such other steps as it deems necessary or advisable to settle the Absolute Performance Awards or Relative Performance Awards, as applicable.

19. Governing Law. The laws of the State of Ohio will govern this 2013 VSEP and all matters related hereto. If any Participant or the Company institutes a suit or other legal proceedings, whether in law or equity with respect to this 2013 VSEP, the Company and such Participant irrevocably consents to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.

20. Amendments, Etc. The Committee may amend the terms of any Award under the 2013 VSEP prospectively or retroactively, but subject to Section 12 and 16 hereof, no such amendment shall impair the rights of any Participant without his or her consent. The 2013 VSEP, the 2012 Equity Plan and the Notices of Award (and any applicable Evidences of Award) contain the entire agreement between the Company and the Participants relating to the 2013 VSEP.

[signature on following page]

DDR CORP.

By:	/s/ Robert H. Gidel
Robert H. Gidel
Chairman of the Executive Compensation Committee

EXHIBIT A

Participants

Chief Executive Officer (1 total)

President and Chief Financial Officer (1 total)

Senior Executive Vice President (1 total)

Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents (56 total)

EXHIBIT B

DDR CORP.

NOTICE OF AWARD UNDER THE 2013 VALUE SHARING EQUITY PROGRAM

The undersigned individual (the “Participant”) has been granted the following Absolute Performance Award and Relative Performance Award under the DDR Corp. 2013 Value Sharing Equity Program (the “2013 VSEP”):

Name of Participant:

Award Date of Grant:	January 1, 2013

Absolute Performance Award Value Sharing Opportunity:

Relative Performance Award Value Sharing Opportunity:

Maximum Aggregate Share of Absolute Performance Award Value Created for all Measurement Periods:

Maximum Share of Relative Performance Award Value Created:

By the Participant’s signature and the signature of the Company representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the 2013 VSEP (the provisions of which are incorporated herein by reference) and the 2012 Equity Plan. A copy of the 2013 VSEP has been or will be provided to the Participate in connection with this Award, and this document shall constitute an agreement evidencing the Award as required under the 2012 Equity Plan. The Participant shall have such rights regarding his or her election to settle any tax withholding obligations with Common Shares as are described in Section 17 of the 2013 VSEP. Capitalized terms used in this document without definitions shall have the meanings given to those terms in the 2013 VSEP.

PARTICIPANT	DDR CORP.

Participant’s Signature
By:

Its:
Participant’s Printed Name